SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 15, 2017

HOME BANCORP WISCONSIN, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	000-55183	46-3383278
(State or Other Jurisdiction Identification No.)	(Commission File No.)	(I.R.S. Employer of Incorporation)

3762 East Washington Avenue, Madison, Wisconsin	53704
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:     (608) 282-6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
 Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01     Other Events

On November 15, 2017, Home Bancorp Wisconsin, Inc. (the "Company"), the holding company for Home Savings Bank (the "Bank"), filed a Form 15 with the Securities and Exchange Commission to deregister its common stock under Section 12(g) of the Securities Exchange Act of 1934, as amended.  Upon filing the Form 15, the Company's obligation to file forms with the SEC, including Forms 10-K, Forms 10-Q and Forms 8-K, was suspended. The Bank will continue to report detailed quarterly financial results to the Federal Deposit Insurance Corporation via its Call Reports, which are publicly available on the FDIC's website at www.fdic.gov.

Item 9.01     Financial Statements and Exhibits
(a)	Financial Statements of Businesses Acquired. Not applicable.
(b)	Pro Forma Financial Information. Not applicable.
(c)	Shell Company Transactions. Not applicable.
(d)	Exhibits. Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HOME BANCORP WISCONSIN, INC.

DATE: November 15, 2017	By:	/s/ James R. Bradley
James R. Bradley
Senior Vice President and Chief Financial Officer